Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS’

March 4, 2005

The Board of Directors
Invicta Group Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission of our report dated April 14, 2004, with respect to the financial statements of Invicta Group, Inc. for the year ended December 31, 2003.

Larry Wolfe, C.P.A.

Date:	By:	/s/ Larry Wolfe, C.P.A.
Name: Larry Wolfe, C.P.A.
Miami, Florida